BEFORE THE PUBLIC SERVICE COMMISSION
                                STATE OF MISSOURI

          In the Matter of the Application of MCN  )
          Corporation d/b/a/ MCN Energy Group Inc. )
          a Michigan corporation for certification ) Case No. GO-98-17
          pursuant to Section 33(a)(2) of the      )
          Public Utility Holding Company Act of    )
          1935.                                    )

                            STIPULATION AND AGREEMENT

                    On July 11, 1997, MCN Corporation d/b/a MCN Energy Group, Inc. ("MCN" or "Applicant") filed an Application with the Commission requesting certification pursuant to Section 33(a)(2) of the Public Utility Holding Company Act of 1935. MCN is a Michigan holding corporation that owns 47.5% of Southern Missouri Gas Company, L.P. ("SMGC"), a Commission regulated natural gas utility that serves 15 communities in southern Missouri. According to the Application, MCN intends to invest through Torrent Power Private Limited ("TPPL") an additional US $100 million dollars in shares of Ahmedabad Electricity Company Ltd ("AECL") and Surat Electricity Company Ltd ("SECL"), two electric distribution companies located in the state of Gujurat, India.(1) In addition, the Application states that MCN, along with its partner Torrent Exports, Ltd, is evaluating the possible investment of US $50 million for an additional 28% share in Gujurat Torrent Energy Corporation 1 ("GTEC 1") GTEC 1 is a project company set up to build, own and operate a 655 MW power generation facility near Bharuch, Gujurat.(2) The Application sought certification by the Commission that it has the authority and resources to protect ratepayers of SMGC from any impacts of the India investments and that it intends to exercise that authority.
          --------------------
          (1) MCN previously received a similar certification from the Commission in Case No. GO-97-352 in connection with its plan to invest up to US $70 million in Torrent Power Private Ltd ("TPPL"). TPPL currently owns 21.4% and 42.5% of AECL and SECL, respectively. If successful in purchasing additional shares, TPPL will have an controlling interest in AECL and SECL.

          (2) MCN previously received a similar certification from the Commission in Case No. GO-97-352 in connection with its plan to invest through TPPL in GTEC 1.


                    In order to ensure that it has the information necessary to protect SMGC ratepayers, the Staff has requested certain commitments from MCN. In consideration for the Staff recommendation that the Commission issue a certification letter, the Company agrees that:

                    1. MCN, its affiliates and its subsidiaries agree to make available to the Missouri Pubic Service Commission and its staff at reasonable times and places all books, records, employees and officers of MCN and any affiliate or subsidiary of MCN, provided that MCN and any affiliate or subsidiary of MCN shall have the right to object to such production of records of personnel on any basis under applicable Missouri law and Missouri Public Service Commission rule, excluding any objection that such records and personnel are not subject to the Missouri Public Service Commission's jurisdiction.

                    2. MCN will notify the Commission Staff of any and all affiliated transactions in which any costs, assets or equity could be assigned from, or to, Southern Missouri Gas Company, L.P., from MCN or any MCN affiliate or subsidiary, and will maintain all records related to such affiliated transactions for review by Commission Staff.

                    3. The Staff is recommending that MCN receive approval for a $175 million investment in TPPL. MCN shall file a new certification letter from the Missouri Public Service Commission for any additional outlays in TPPL which may be made in the future.

                    4. MCN agrees that no investments will be made inconsistent with the specific investments and corporate structure proposed in the Application.

                    5. MCN will notify the Missouri Public Service Commission and its staff of any transaction between any affiliated foreign company or affiliate or associated company thereof and any public utility subject to Missouri Public Service Commission jurisdiction.

                    None of the signatories to this Stipulation and Agreement shall be deemed to have approved or acquiesced in any ratemaking or procedural principle, any method of cost determination or cost allocation, or any service or payment standard; and none of the signatories shall be prejudiced or bound in any manner by the terms of this Stipulation and Agreement in this or any other proceeding, except as otherwise expressly specified herein.

                    This Stipulation and Agreement has resulted from extensive negotiations among the signatories and the terms hereof are interdependent. In the event the Commission does not approve and adopt this Stipulation and Agreement in total, then this Stipulation and Agreement shall be void and no signatory shall be bound by any of the agreements or provisions hereof.

                    In the event the Commission accepts the specific terms of this Stipulation and Agreement, the Parties waive, with respect to the issues resolved herein: their respective rights pursuant to Section 536.080.1, RSMo 1994,(3) to present testimony, to cross-examine witnesses, and to present oral argument and written briefs; their respective rights to the reading of the transcript by the Commission pursuant to Section 536.080.2; and their respective rights to judicial review pursuant to Section 386.510.
          --------------------
          (3) All statutory references are to Revised Statutes of Missouri 1994, unless otherwise noted.


                    If requested by the Commission, the Staff shall have the right to submit to the Commission a memorandum explaining its rationale for entering into this Stipulation and Agreement. Each Party of Record shall be served with a copy of any memorandum and shall be entitled to submit to the Commission, within five (5) days of receipt of Staff's memorandum, a responsive memorandum which shall also be served on all parties. All memoranda submitted by the Parties shall be considered privileged in the same manner as are settlement discussions under the Commission's rules; shall be maintained on a confidential basis by all Parties; and shall not become a part of the record of this proceeding or bind or prejudice the party submitting such memorandum in any future proceeding or in this proceeding, whether or not the Commission approves this Stipulation and Agreement. The contents of any memorandum provided by any Party are its own and are not acquiesced in or otherwise adopted by the other signatories to this Stipulation and Agreement, whether or not the Commission approves and adopts this Stipulation and Agreement.

                    The Staff shall also have the right to provide, at any agenda meeting at which this Stipulation and Agreement is noticed to be considered by the Commission, whatever oral explanation the Commission requests, provided that the Staff shall, to the extend reasonably practicable, promptly provide other Parties with advance notice of when the Staff shall respond to the Commission's request from Staff (and afford all such parties, to the maximum extent practicable, the right to be present at such oral explanation). Staff's oral explanation shall be subject to public disclosure, except to the extent it refers to matters which are privileged or protected from disclosure pursuant to any Protective Order issued in this case.

                    In the event the Missouri Public Service
          Commission does not issue a certification letter in this docket, this Stipulation and Agreement shall be void.

                                             Respectfully submitted,

          /s/ James M. Fischer          /s/ Marc Poston
          -------------------------     ---------------------------
          James M. Fischer              Marc Poston
          Mo. Bar No. 27543             Mo. Bar. No. 45722
          Attorney at Law               Assistant General Counsel
          101 West McCarty Street       Missouri Public Service
          Suite 215                       Commission
          Jefferson City, MO 65101      P.O. Box 360
                                        Jefferson City, MO 65102
          Telephone: (573) 636-6758     Telephone: (573) 751-8701
          Fax:      (573) 636-0383      Fax:       (573) 751-9285

          Attorney for                  Attorney for the Staff of the
          MCN Corporation d/b/a           Missouri Public Service
          MCN Energy Group Inc.           Commission


                             CERTIFICATE OF SERVICE

               I do hereby certify that a true and correct copy of the foregoing document has been hand-delivered or mailed, postage prepaid, this 31st day of July, 1997, to:

                              Office of the Public Counsel
                              P.O. Box 7800
                              Jefferson City, Missouri 65102

                                        /s/ James M. Fischer
                                        ----------------------------
                                        James M. Fischer